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Exhibit 10.08A

TERMINATION AGREEMENT
WITH RESPECT TO AMENDED AND RESTATED
INDEPENDENT CONTRACTOR CONSULTING AGREEMENT

        This agreement ("Agreement") is entered into and made effective as of January 1, 2003 for the purpose of terminating that certain Amended and Restated Independent Contractor Consulting Agreement dated as of October 1, 2002 ("Consulting Agreement") between California Coastal Communities, Inc., a Delaware corporation (the "Company") and GSSW-REO, L.L.C., a Texas limited liability company ("GSSW").

        WHEREAS, the Company and GSSW have determined that the consulting services of GSSW have been completed and the Consulting Agreement should therefore be terminated.

        NOW, THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound, hereby agree as follows:

        1.    Termination.    The Company and GSSW hereby agree that the Consulting Agreement is terminated and shall be of no further force or effect from and after January 1, 2002.

        2.    Waiver of Notice.    The Company and GSSW hereby waive the prior notice requirements of paragraph 5 of the Consulting Agreement.

        3.    Entire Agreement.    This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes any and all prior agreements and understandings between the parties hereto respecting the subject matter hereof.

        4.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the state of California, without regard to the conflicts of law provisions thereof. While governed by the laws of the state of California, GSSW and Consultant shall be deemed to perform this Agreement and the services contemplated by this Agreement in and from the state of Texas, in which both GSSW and Consultant shall be and remain resident and domiciled for purposes of this Agreement. In no event shall the performance of the consulting service by GSSW require either GSSW or Consultant to be or become resident or domiciled in the state of California.

        5.    Counterparts.    This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

        6.    Headings.    The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

        7.    Severability.    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. Such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Any provision of this Agreement that is prohibited or unenforceable by reason of its temporal duration or geographical scope shall be deemed to be changed to the longest duration and widest geographical scope that is enforceable.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CALIFORNIA COASTAL COMMUNITIES, INC.
By	/s/ RAYMOND J. PACINI Raymond J. Pacini Chief Executive Officer
GSSW-REO, L.L.C., a Texas limited liability company
By	/s/ THOMAS W. SABIN. JR. Name: Thomas W. Sabin, Jr. Title: Manager and Vice President

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  Exhibit 10.08A
TERMINATION AGREEMENT WITH RESPECT TO AMENDED AND RESTATED INDEPENDENT CONTRACTOR CONSULTING AGREEMENT